UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Flex Fuels Energy, Inc.
(Name of Registrant as Specified In Its Charter)

Thomas Barr, David S. Miller, John Nangle and International Capital Partners, SA
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ANNUAL MEETING OF SHAREHOLDERS OF FLEX FUELS ENERGY, INC.

PROXY STATEMENT OF
THOMAS BARR, DAVID S. MILLER, JOHN NANGLE AND
INTERNATIONAL CAPITAL PARTNERS, SA

November ___, 2008

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY.

To the shareholders of Flex Fuels Energy, Inc.:

This proxy statement and the accompanying BLUE proxy card are being furnished to shareholders of Flex Fuels Energy, Inc. (the “Company”), a Nevada corporation, by Thomas Barr, David S. Miller and John Nangle (the “Barr Nominees”) and International Capital Partners, SA (“ICP” and, collectively with the Barr Nominees, the “Barr Participants”), with respect to our solicitation of proxies in connection with the 2008 Annual Meeting of Shareholders of the Company, which the Company has called to be held at 30 St Mary Axe, London, United Kingdom EC3A 8EP, on December 12, 2008, at 11:00 a.m., local time.

This Proxy Statement is soliciting proxies to elect only the Barr Nominees.  Accordingly, the enclosed BLUE proxy card may be voted only for the Barr Nominees and does not confer voting power with respect to any of the director nominees proposed in the proxy statement distributed in the name of the Board of Directors of the Company.  Stockholders who return the BLUE proxy card will only be able to vote for the nominees of ICP and the other Barr Participants.  See “Voting Procedures” on page 3 and “Proxy Revocation Rights” on page 8 for additional information.  Stockholders desiring to vote for nominees of incumbent management should refer to the Company’s proxy statement for the names, backgrounds, qualifications and other information concerning the Company’s nominees.  The Barr Participants intend to vote all of their shares of Common Stock in favor of the Barr Nominees and will not vote their shares in favor of any of the Company’s nominees.

At the Annual Meeting Mr. Barr will propose that he, Mr. Miller and Mr. Nangle be elected as the Company’s board of directors. The Barr Participants, who are making this proxy solicitation, oppose the election of the slate of directors named in the proxy statement being distributed in the name of the Board of Directors of the Company.

Messrs. Barr, Miller and Nangle, and ICP are the only “participants” in this solicitation, as that term is used in federal securities law, and they have no substantial interest in the Company other than their ownership of shares as follows: Of the 69,380,433 outstanding shares of common stock as of September 30, 2008 (reported by the Company in its preliminary proxy statement for the 2008 Annual Meeting), Mr. Barr beneficially owns 749,382 shares, representing approximately 1.1% of the shares outstanding. The transactions by Mr. the Barr within the past two years involving the Company’s common stock appear in Appendix A to this proxy statement. No other Barr Participants have engaged in any transactions in the Company’s common stock since January 1, 2006.

This proxy statement and the enclosed BLUE proxy card (the “BLUE” proxy card”) are being furnished to you by Messrs. Barr, Miller and Nangle, and ICP. This proxy statement and the enclosed BLUE proxy card are being mailed to you on or about November _____, 2008. Pursuant to this proxy statement, Messrs. Barr, Miller and Nangle, and ICP are soliciting proxies to be used at the 2008 Annual Meeting of Shareholders of the Company, and any adjournments or postponements thereof, from holders of shares of the Company common stock, to vote FOR the election to the Company’s board of directors of the Barr Nominees. Since only your latest dated proxy card will count, we urge you not to return any white proxy card you receive from the Company. Even if you have already returned a white proxy card, you may revoke that proxy and vote by using the BLUE proxy card, as explained below in the sections headed “Voting Procedures” and “Proxy Revocation Rights.”

According to the Company’s proxy statement, only the Company shareholders of record at the close of business on October 27, 2008 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Whether or not you plan to attend the Annual Meeting, you are urged to sign and date the enclosed BLUE proxy card and return it as instructed below.

Proxy Solicitation by the Barr Participants

In addition to the mailing of this Proxy Statement and the BLUE  proxy card to the shareholders of the Company, the Barr Nominees expect to solicit proxies by personal telephone calls, e-mails or visits to some shareholders. Certain executives or other employees of ICP may also make calls, e-mails or visits to some shareholders, for which such persons will not receive any additional payments or other consideration. In addition, the Barr Participants have engaged Mr. Javier Ruiz Sancho, Castilla La Mancha 3, 2nd Floor, Palma de Mallorca 07013, Spain (flexproxy@live.co.uk), to assist in the solicitation of proxies by the Barr Participants, and to assist shareholders in submitting their BLUE proxy cards. Mr. Ruiz Sancho will perform these services by personal telephone calls, e-mails and visits to some shareholders. If the Barr Nominees are elected to the Board of Directors, he will receive a fee of $25,000. In addition, the Barr Nominees will pay his expenses incurred in performing his duties, which are not expected to exceed $5,000.00. If the Barr Nominees are elected to the Board of Directors, such fees and expenses would be paid by the Company.

PROPOSAL 1
ELECTION OF DIRECTORS FOR A ONE-YEAR TERM

The number of directors of the Company to be elected at the 2008 Annual Meeting is three (3). The directors elected at the 2008 Annual Meeting will serve until their respective successors are elected and qualified or until their earlier death, resignation or removal, as provided for in the Company’s bylaws and under Nevada law.

At the Annual Meeting, the Barr Participants will propose the following candidates (the “Barr Nominees”) for election to the board of directors. Each of the following nominees has indicated his willingness to serve if elected.

Thomas Barr

Mr. Barr, age 48, has served as a director of the Company since December 2006. He has served as Vice President of Alternative Fuels Operations of the Company since April 2007. From January 2005 to April 2007, Mr. Barr acted as a consultant to small and medium sized private and public enterprises regarding prospective funding, investor and public relations strategy, collateral creation, website development and public market quotation, including Index Oil and Gas, Inc. and Four Rivers BioEnergy Inc. From December 2001 to December 2004, Mr. Barr served as a consultant to EasyScreen PLC, a fully listed London Stock Exchange company, at which Mr. Barr’s main duties were to draft and implement corporate statements and was an integral part of the team involved in several private placement funding rounds prior to the company’s acquisition. From January 1996 to November 2001 Mr. Barr was a private analyst and investor in publicly quoted stocks. From 1981 to 1996, Mr. Barr worked in the North Sea as a professional saturation diver involved in oil and gas field sub-sea construction. Mr. Barr obtained a BSc from Stirling University, Scotland, in 1981. Mr. Barr is a citizen of the United Kingdom.

David S. Miller

Mr. Miller, age 49, has been the sales development director for DX Group, Ltd., which is a provider of specialized business mail and delivery services, since January 2006. From September 1999 through September 2005, Mr. Miller was the sales and marketing director for MailSource UK Ltd. From 1978 through 1999, Mr. Miller was employed by Barclays Bank plc, where his positions included head of regional sales, South East Region, and regional sales manager, Thames Valley Region.

John Nangle

Mr. Nangle, age 52, is an energy consultant. In January 2006, he co-founded Green Energy Partners Limited, a UK company engaged in the business of energy consulting specializing in gas, power and renewable energy, and he has served as a director of Green Energy Partners Limited since that time. Since January 2008, through Green Energy Partners Limited, he has primarily worked as an advisor to Her Majesty’s Treasury, the United Kingdom’s economics and finance ministry, regarding the procurement of energy by government. From December 2007 to date Mr. Nangle, has served as director of Four Rivers BioEnergy Inc. From April 2004 to date, Mr. Nangle has served as a director of The Green Renewable Energy Company, a company which he co-founded, which is engaged in developing biomass fueled power generation plants.  From December 1994 to date, Mr. Nangle has been a director of Navan Consulting, a company providing consulting services primarily to energy companies. From June 1996 to October 2002, Mr. Nangle was director of energy trading at Amerada Hess Gas. From March 1980 to September 1994, Mr. Nangle held a variety of positions within the BP Group.

The Barr Nominees will not receive any compensation from ICP for their services as directors of the Company.

ICP and the other Barr Participants do not expect that the Barr Nominees will be unable to stand for election, but if such persons are unable to serve, or for good cause will not serve, the Shares represented by the enclosed BLUE proxy card will be voted for substitute nominees.  In addition, the Barr Participants reserve the right to nominate substitute persons if the Company makes or announces any changes to the Company’s Bylaws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any one or more of the Barr Nominees.  In any such case, Shares represented by the enclosed BLUE proxy card will be voted for such substitute nominees.  ICP and the other Barr Participants reserve the right to nominate additional persons if the Company makes or announces any changes in the Company’s Bylaws or takes or announces any action that has or, if consummated, would have the effect of increasing the number of directors of the Company.

WE URGE YOU TO VOTE FOR THE ELECTION OF THE BARR NOMINEES - MESSRS. BARR, MILLER AND NANGLE - BY USING THE ENCLOSED BLUE PROXY CARD.

THE COMPANY NEEDS A NEW BOARD OF DIRECTORS

We are soliciting your proxies for the election of the Barr Nominees, whose business backgrounds are described above, because the Company is making inadequate progress in carrying out its business plan, and the Board is not responding appropriately to changes in market conditions and the regulatory environment for alternative energy sources. The Company has already abandoned one development project (the Lurgi Early Works Agreement), which, if developed according to plan, would have been an integrated oilseed crush and biodiesel plant, which has resulted in the Company’s write-off of about $450,000 invested in the project,. At June 30, 2008, the Company had an accumulated deficit of nearly $27,000,000, but property and equipment of only $619,000, and no revenue or income (other than interest income on the funds invested by the stockholders in the Company). This is not a company making progress.

Having abandoned the establishment of an integrated oilseed crush and biodiesel plant, Mr. Brian Barrows, a director and the Company’s chief executive officer, is now proposing that the Company commence work on an oilseed crush production plant, without a biodiesel capability, that cannot be completed without the Company’s raising approximately $77,000,000 of additional capital. Even 6 months ago, when crude oil prices appeared to be rising inexorably, and the current crisis in capital markets was not widely anticipated, the pursuit of a project that would require $77,000,000 of additional capital was patently unwise. In the current capital markets environment, it is indefensible. The slate proposed by Mr. Barrows, as set forth in the proxy statement distributed in the name of the Company, consists only of Mr. Barrows and two others - Messrs. James Laird and Paul Gothard - who were directors until May of 2008, and who have failed to demonstrate appropriate flexibility or vision in the management of the Company’s business. Both Mr. Laird and Mr. Gothard resigned from the Board in May 2008 (though Mr. Laird claims to have rescinded his resignation). Mr. Barrows and his slate simply have not demonstrated their suitability to manage the Company in the present environment.

By contrast, Mr. Barr has been aggressively reviewing the Company’s business plan and proposes to bring onto the Board two experienced people. Mr. Miller is an experienced marketing and sales executive. Mr. Nangle is an energy consultant, has been engaged in the energy business for his whole business life, and is presently (through Green Energy Partners Limited) engaged to advise Her Majesty’s Treasury with respect to the procurement of energy. This is the kind of experience and expertise which has significant promise of being valuable to the Company. The Company has limited resources - including cash on hand, as of June 30, 2008, of less than $15,000,000, all of which has come from the stockholders - and it must be carefully managed to assure an appropriate return to the stockholders. In the present environment, the Board must be willing to accurately gauge the Company’s progress toward profitability and to consider alternatives that will utilize the Company’s capital most efficiently. Messrs. Barrows, Gothard and Laird have not demonstrated that they are willing to do that.

If the Barr Nominees are elected, they expect that they will, among other things: terminate the current chief executive officer of the Company; replace the board of directors of the Company’s wholly owned subsidiary so that the Company and its wholly owned subsidiary have the same Board; continue in (or restore to) the position of Chief Financial Officer of the Company Mr. Robert Galvin (subject to his availability, of which there can be no assurance), who became the Company’s Chief Financial Officer in May 2008 and whom the current Chief Executive Officer purported to remove, without authorization from the current Board of Directors, in October 2008; consider the award of equity compensation, in the form of stock awards, stock options or other similar awards, for Messrs. Barr, Miller and Nangle for their service as directors of the Company; review the progress of the Company’s business plans to date and, subject to the findings of such review, consider modifications of such plans. If the Barr Nominees are elected as the Board of Directors of the Company, they would consider other strategic alternatives to the Company’s business plans, with a view to preserving and enhancing shareholder value, which may include the consideration of a merger, reorganization, liquidation, sale of a material amount of assets of the Company or investment in other assets or businesses. They would also expect to reimburse ICP for its expenditures in connection with the proxy solicitation and the litigation described in “Information Regarding Participants in This Solicitation, Including Related Party Transactions - Litigation Involving the Company.

VOTING PROCEDURES

How do I vote by proxy if I am a registered holder?

To vote by proxy, you should complete, sign and date the enclosed BLUE proxy card and return it promptly in the enclosed postage-prepaid envelope. To be able to vote your shares in accordance with your instructions at the Annual Meeting, we must receive your proxy as soon as possible but, in any event, prior to the meeting. You may vote your shares without submitting a proxy, if you vote in person.

How do I vote in person if I am a registered holder?

If you held shares of the Company common stock on the Record Date you may attend the Annual Meeting and vote in person.

What if I am not the registered holder of my shares?

If your shares are held in the name of a brokerage firm, bank nominee or other institution, that institution is considered to be the “registered holder,” and only that firm can give a proxy with respect to your shares. You may have received either a BLUE proxy card from the registered holder (which you can complete and send directly to the institution) or an instruction card (which you can complete and return to the registered holder to direct its voting of your shares). If the registered holder has not sent you either a BLUE proxy card or an instruction card, you may contact the registered holder directly to provide it with instructions.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple BLUE proxy cards or voting instruction cards. For example, if you hold shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which your shares are held. You should complete, sign, date and return each BLUE proxy card and voting instruction card you receive.

You may also receive a white proxy or voting instruction card that is being solicited in the name of the Company’s board of directors. The Barr Nominees urge you to discard any white proxy card or voting instruction card sent to you by the Company. If you have previously signed a white proxy card or white voting instruction card sent by the Company, we urge you to sign, date and promptly mail the enclosed BLUE proxy card or voting instruction card before the Annual Meeting. By doing so, you will revoke any earlier dated proxy card or voting instruction card solicited by the Company’s board of directors. It is very important that you date your proxy. It is not necessary to contact the Company for your revocation to be effective.

If you have questions or need assistance, please contact Mr. Thomas Barr at +44(0)-7776-146-321 or the Barr Participants’ proxy solicitor, Mr. Javier Ruiz Sancho at +34-616-588-073.

What is a “legal proxy,” and when would I need one?

If you do not have registered ownership of your shares and want to vote in person at the Annual Meeting, or if you are voting for someone else at the Annual Meeting, you may obtain a document called a “legal proxy” from the registered holder of the shares or such other person and bring it to the Annual Meeting. If you need assistance, please contact Mr. Thomas Barr at +44(0)-7776-146-321 or the Barr Participants’ proxy solicitor, Mr. Javier Ruiz Sancho at +34-616-588-073.

What should I do if I receive a white proxy?

Proxies on the white proxy card are being solicited by Mr. Brian Barrows in the name of the Company’s Board of Directors. If you submit a proxy to us by signing and returning the enclosed BLUE proxy card, do not subsequently sign or return a white proxy card or follow any voting instructions provided by the Company, unless you intend to change your vote, because only your latest dated proxy card will be counted.

If you have already sent a white proxy card to the Company, you may revoke it and vote for the Barr Nominees by signing, dating and returning the enclosed BLUE proxy card. See “Proxy Revocation Rights” below.

Can I vote for the Barr Nominees on the white proxy card being circulated by the Company?

The only way to ensure a vote for the Barr Nominees is by voting the BLUE proxy card.

What if I want to revoke my proxy or change my voting instructions?

Please refer to the section on “Proxy Revocation Rights” below.

If I plan to attend the Annual Meeting, should I still submit a proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to submit a BLUE proxy card. Returning the enclosed proxy card will not affect your right to attend the Annual Meeting and vote.

Who can vote?

You are eligible to vote or to execute a proxy only if you owned shares of common stock of the Company on the Record Date, which the Board of Directors of the Company set at October 27, 2008. Even if you sell your shares after the Record Date, you will retain the right to execute a proxy in connection with the Annual Meeting. It is important that you grant a proxy regarding shares you held on the Record Date, or vote those shares in person, even if you no longer own those shares. According to the Company’s preliminary proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on October 3, 2008, 69,380,433 shares of the Company’s common stock were issued and outstanding as of September 30, 2008.

How many votes do I have?

With respect to each matter to be considered at the Annual Meeting, you are entitled to one vote for each share of common stock owned on the Record Date. Based on documents publicly filed by the Company, the Company’s only outstanding voting securities are its common stock.

How will my shares be voted?

If you give a proxy on the accompanying BLUE proxy card with instructions, your shares will be voted as you direct. If you submit a signed BLUE proxy card without instructions, your shares will be voted FOR the election of Messrs. Barr, Miller and Nangle as directors of the Company.

Submitting a signed BLUE proxy card without instructions will entitle the Barr Nominees to vote your shares in their discretion on matters not described in this proxy statement that the Barr Nominees do not know, within a reasonable time before this solicitation, are to be presented at the Annual Meeting and that properly come before the Annual Meeting, or any adjournment or postponement thereof.

If shareholders holding shares of the Company stock in street name do not provide voting instructions, their shares may not be voted.

Unless a signed proxy specifies otherwise, it is presumed to relate to all shares held of record on the Record Date by the person who submitted it.

How many votes are required for the election of directors?

A plurality of the shares of common stock present, in person or represented by proxy, and entitled to vote is required to elect the nominees for director. A plurality means that the nominees receiving the largest number of votes, up to the number of nominees to be elected, will be elected. Each shareholder will be entitled to vote the number of shares of common stock held as of the record date by that shareholder for each director position to be filled. Shareholders will not be allowed to cumulate their votes in the election of directors.

If other matters are properly brought before the Annual Meeting, the vote required will be determined in accordance with applicable law and the Company’s charter and bylaws, as applicable.

What is a quorum, and why is it necessary?

A quorum of shareholders is necessary to have a valid shareholders’ meeting. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of each class of stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. When an eligible voter attends the meeting, in person or by proxy, but decides not to vote, his or her decision not to vote is called an abstention. Properly executed proxy cards that are marked “withhold authority” on any proposal will be treated as abstentions for that proposal. In all matters other than the election of directors, abstentions have the same effect as votes AGAINST the proposal. If you are the beneficial owner of shares held in “street name” by a broker or nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will not be permitted to vote the shares with respect to “non-routine” items. In that event, your shares will be treated as broker non-votes and will not be counted in determining whether the number of votes necessary to approve those matters has been obtained. According to the Company, if proxies are solicited by ICP and the Barr Nominees in support of the Barr Nominees, then the election of directors will be non-routine items for those brokerage accounts solicited. For those brokerage accounts not solicited, the election of directors will be considered “routine” items. In that event, the broker or nominee holding your shares of record will be permitted to vote your shares with respect to such matters even if you do not give specific instructions with respect to the voting of your shares and your shares will not be treated as broker non-votes.

Can the meeting be adjourned or postponed?

The Company’s bylaws provide that, if a quorum is not present, a shareholders’ meeting may be adjourned, from time to time and without notice other than announcement at the meeting, by those shareholders present in person, until a quorum is present. If adjournment is for more than 30 days or if, after the adjournment, a new record date is set, a notice of the adjourned meeting must be given to each shareholder entitled to vote at the meeting.

How can I receive more information?

If you require assistance or have questions about giving your proxy or about this proxy solicitation, please call Mr. Thomas Barr at +44(0)-7776-146-321.

PROXY REVOCATION RIGHTS

If I have already voted using the Company’s white proxy card, can I revoke my proxy?

Any shareholder of record may revoke or change his or her proxy instructions at any time prior to the vote at the Annual meeting.

How can I revoke my proxy if I am a shareholder of record?

You can change your proxy instructions by: submitting by mail a properly executed, subsequently dated BLUE proxy card that will revoke all prior proxy cards, including any white proxy cards that you may have submitted to the Company; attending the Annual Meeting and withdrawing your white proxy by voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy); or delivering written notice of revocation either to the Barr Nominees, c/o Mr. Thomas Barr, 46 Chobham Road, Ottershaw KT16 ONN, Surrey, United Kingdom.

How can I revoke my proxy if I hold my shares through a brokerage, bank or other institution?

If you hold your shares in “street name,” i.e., through a brokerage, bank or other institution, you can revoke your proxy by: submitting a new proxy card or voting instruction form to your broker or nominee, either by mail or by telephone or by using the Internet in accordance with instructions from your broker or nominee; or attending the Annual Meeting and voting in person, provided you have obtained a signed legal proxy from the record holder giving you the right to vote your shares.

If you choose to revoke a proxy by giving written notice or a later-dated proxy to the Secretary of the Company or by submitting new voting instructions to your broker or nominee, the Barr Nominees would appreciate if you would assist us in representing the interests of shareholders on an informed basis by sending a copy of the later-dated proxy or voting instructions directly to Mr. Barr at 46 Chobham Road, Ottershaw KT16 ONN, Surrey, United Kingdom.

Please remember that only the latest dated proxy card will be counted. Therefore, the Barr Nominees urge you to sign, date and return the BLUE proxy card accompanying this proxy statement.

Is there a limit to the number of times that a shareholder can revoke a proxy?

There is no limit on the number of times a shareholder may revoke a proxy prior to the Annual Meeting. If you send written revocation of your proxy to the Secretary of the Company, the Barr Nominees request that you send either the original or a copy of that revocation to Mr. Javier Ruiz Sancho, Javier Ruiz Sancho, Castilla La Mancha 3, 2nd Floor, Palma de Mallorca 07013, Spain, flexproxy@live.co.uk. This will allow the Barr Nominees to more accurately determine if and when the requisite number of proxies has been received.

PLEASE NOTE, that in order to vote FOR the election of the Barr Nominees as directors of the Company and FOR all of the shareholder proposals, you will need to complete and return the BLUE proxy card, regardless of whether or not you send a revocation.

PROXY SOLICITATION AND EXPENSES

Proxies may be solicited by mail, telephone, facsimile, telegraph, e-mail, newspaper advertisements, the Internet and other publications of general distribution and in person. In connection with this solicitation of proxies, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries will be asked to forward all soliciting materials to the beneficial owners of the shares that those institutions hold of record. ICP will reimburse those institutions for reasonable expenses that they incur in connection with forwarding these materials. As noted in “Proxy Solicitation by the Barr Participants” above, the Barr Participants have engaged Mr. Javier Ruiz Sancho, Castilla La Mancha 3, 2nd Floor, Palma de Mallorca 07013, Spain, telephone +34-616-588-073 (flexproxy@live.co.uk), to assist in the solicitation of proxies by the Barr Participants, and to assist shareholders in submitting their BLUE proxy cards. Mr. Ruiz Sancho will perform these services by personal telephone calls, e-mails and visits to some shareholders.

Costs related to this solicitation of proxies include expenditures for printing, postage, legal services (including litigation costs) and other related items. ICP, one of the Barr Participants, is bearing the entire expense of this proxy solicitation. Total expenditures are presently expected to be approximately $250,000, including currently estimated litigation expenses. Total payments of costs to date by ICP are approximately $190,000.

If the Barr Nominees are elected to the Board of Directors, ICP and the Barr Nominees will seek reimbursement of all solicitation expenses from the Company and do not currently intend to seek a vote of the shareholders for approval of such reimbursement.

INFORMATION REGARDING PARTICIPANTS IN THIS SOLICITATION,
INCLUDING RELATED PARTY TRANSACTIONS

General

For the business backgrounds of Messrs. Barr, Miller and Nangle, please see their business biographies as set forth in “Proposal 1 – Election of Directors for a One-Year Term”. Messrs. Miller and Nangle do not currently hold any position or office with the Company, and ICP has no current relationship with the Company. Mr. Barr is a director, executive officer and employee of the Company. No arrangements or understandings exist between or among the Barr Participants (i.e., Messrs. Barr, Miller and Nangle, and ICP), or among them and any other person with respect to any future employment by the Company or its affiliates or any future transactions to which the Company or its affiliates will or may be a party. No arrangements or understandings exist pursuant to which any or all of the Barr Participants would be elected as a director, other than for the upcoming election at the Annual Meeting of Shareholders as described in this proxy statement, but ICP has agreed (subject to revocation or termination at any time in its absolute discretion) to fund the costs of this proxy solicitation and the litigation described below under “Litigation Involving the Company.”. There are no family relationships between or among the Barr Participants, or between or among any of the Barr Participants and any director or executive officer of the Company. Except for the litigation described below in “Litigation Involving the Company,” none of the Barr Participants is presently engaged in any legal proceedings involving the Company. None of them has been engaged in any proceeding in the past ten years relating to bankruptcy, criminal proceedings, violations of the securities laws, violations of the Federal commodities laws, or injunctions from engaging in certain business activities. None of the Barr Nominees, nor ICP, has been convicted in a criminal proceeding during the past ten years. Additionally, none of them, nor any of their associates, has a material interest adverse to the Company.

Except as described elsewhere herein: none of the Barr Nominees, nor ICP, nor any entity with which any of them is associated, has any business relationship with or substantial interest, either directly or indirectly, in the Company; none of them is a party to any contract, arrangement or understanding with any person with respect to any securities of the Company; and none of them nor any members of their respective families, nor any of their respective affiliates is now or has been in the last year indebted to the Company for an amount exceeding $120,000, nor do any of them have any interest in any transactions, involving an amount exceeding $120,000, to which the Company is a party.

Litigation Involving the Company

State Court Litigation. In July 2008, Mr. Barr commenced an action in State District Court of Nevada (Clark County) against Mr. Brian Barrows and Mr. James Laird, directors of the Company, seeking, among other things, to confirm the resignation of Mr. Laird from the Board of Directors in accordance with his letter of resignation dated May 16, 2008, to enjoin Mr. Laird from acting as a director of the Company, and to compel the Company to hold an election of directors as required by the Company’s bylaws and Nevada law. The complaint was subsequently amended to name the Company as a defendant. In August 2008, pursuant to a stipulation among the litigants (other than the Company), the state court temporarily ordered Mr. Laird not to act as a director of the Company and further ordered the Company to hold a meeting of shareholders for the election of directors.

The Company has not held an Annual Meeting of Shareholders in 2007 or 2008 (to date). As a result of the Nevada state court order entered in the pending state court litigation, there was a deadlock on the Board of Directors with respect to the calling of a meeting of shareholders for the election of directors. In the interest of breaking the deadlock and enabling the shareholders to hold a meeting, Mr. Barr, one of the two directors of the Company (other than Mr. Laird) has agreed that Mr. Barrows may solicit proxies in the name of the Board of Directors for the election of a slate of directors chosen by Mr. Barrows, notwithstanding that Mr. Barr opposes the election of Mr. Barrows and the other persons on his slate. Accordingly, shareholders of the Company are expected to receive (or have already received) a solicitation of proxies in the name of the Board of Directors. (The proxy card being (or to be) solicited in the name of the Board of Directors is white, according to the Preliminary Proxy Statement filed by the Company with the Securities and Exchange Commission on October 3, 2008.)

Federal Litigation. In October 2008, Mr. Barrows and the Company (without the approval of the Board of Directors) commenced an action in United States District Court, District of Nevada, against Mr. Barr, alleging, among other things, that Mr. Barr has breached his fiduciary duties to the Company, interfered with the governance and business affairs of the Company, failed to make certain required disclosures under Section 13 of the U.S. Securities Exchange Act of 1934, as amended, and improperly sought or obtained information from the Company’s records in violation of 18 USC 1030(a)(5) and 2701. In the federal litigation, Mr. Barrows and the Company are seeking, among other things, to prevent Mr. Barr from communicating with third parties as a representative of the Company, obtaining information about the Company by accessing certain of the Company’s records, and filing or causing to be filed any documents with the Securities and Exchange Commission related to the Company. On October 30, 2008, Mr. Barr filed an answer to the complaint instituted by Mr. Barrows and the Company, effectively denying the allegations contained in the complaint. Mr. Barr intends to defend vigorously against the relief requested in the federal litigation.

Placement Agent Fees to ICP

ICP acted as placement agent for the Company in two private placements that closed on May 29, 2007, and July 31, 2007. In the private placements, the Company sold an aggregate of 21,454,459 shares of its common stock (which as of September 30, 2008, constituted 30.9% of all the Company’s outstanding common stock) at a price of $0.90 per share, for aggregate gross proceeds of $19,309,000. ICP received placement agent fees at the rate of 10% of gross proceeds, for aggregate compensation of $1,930,900, paid in cash. The Company also paid ICP’s legal and miscellaneous expenses incurred in connection with the private placements, in the amount of $46,000, and the Company agreed to indemnify ICP (among other persons) against specific liabilities under the Securities Act of 1933, as amended.

Employment Agreement between the Company and Mr. Barr

Mr. Barr and the Company entered into an employment agreement, effective January 1, 2007 (“Barr Employment Agreement”), under which he serves as Vice President of Alternative Fuel Operations. The term of Mr. Barr's employment was a three month term ending March 31, 2007 (the “Barr Employment Term”). Under the terms of the employment agreement, effective in December 2006, Mr. Barr was awarded 412,038 shares (as adjusted for a subsequent stock split) of unregistered common stock. The Company valued the stock at a price (as adjusted for a subsequent stock split) of approximately $0.245 per share, or an aggregate of approximately $101,000.

In April 2007, the Barr Employment Term ended and the Barr Employment Agreement became subject to renewal at the sole discretion of the Company on a month to month basis. Although the Company has not formally notified Mr. Barr of the renewal, the Company continues to compensate Mr. Barr at a monthly rate of $5,500 for services. The Company is required to reimburse Mr. Barr for his expenses related to his employment on a basis no less favorable than that which may be authorized from time to time by the Board, in its sole discretion, for senior employees as a group.  Mr. Barr receives standard vacation and holiday benefits. Under Mr. Barr’s employment agreement, the Company and Mr. Barr have agreed to certain confidentiality, non-competition and non-solicitation provisions.

The Barr Employment Agreement could have been terminated in accordance with the following provisions: (i) by the Company with cause (as defined in the Barr Employment Agreement); (ii) by the Company without cause upon not less than 60 days’ advance written notice to Mr. Barr; (iii) as a result of Mr. Barr’s death or disability, provided that such disability is expected to result in death or to be of a continuous duration of no less than six (6) months, and Mr. Barr is unable to perform his usual and essential duties for the Company; (iv) for any reason by Mr. Barr upon sixty days’ prior written notice to the Company. If the Company terminated Mr. Barr’s employment, all payments under the Barr Employment Agreement would cease, except for the base salary to the extent already accrued. Upon Mr. Barr’s death and/or permanent disability, Mr. Barr or his executors, legal representatives or administrators, as applicable, would be entitled to an amount equal to Mr. Barr’s base salary accrued through the date of termination. Upon termination of employment, if Mr. Barr executed a written release, substantially in the form attached to the Barr Employment Agreement, of any and all claims against the Company and all related parties with respect to all matters arising out of Mr. Barr’s employment by the Company, unless the Employment Term expired or terminated for cause, Mr. Barr would receive, in full settlement of any claims Mr. Barr may have related to his employment, base salary for one month from the date of termination, provided Mr. Barr was otherwise in full compliance with the terms of the Barr Employment Agreement.

Stock Transactions

Other than Mr. Barr, none of the Barr Participants has purchased or sold any shares of the Company since January 1, 2006. Transactions by Mr. Barr in the common stock of the Company since January 1, 2006, are set forth in Appendix A below. All information in this proxy statement about the Barr Participants has been provided by the Barr Participants and each of the Barr Participants, as nominees, has consented to being named in the proxy statement.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS/
INDEPENDENT PUBLIC ACCOUNTANT/
EXECUTIVE COMPENSATION/
CORPORATE GOVERNANCE MATTERS/
DEADLINE FOR SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Information on these subjects appears in the Company’s proxy statement.

INFORMATION ABOUT THE COMPANY

Based upon information provided in the Company’s Form 10-KSB, the mailing address of the Company’s principal executive office is 30 St Mary Axe, London, UK EC3A 8EP, telephone +44(0) 8445-862-780.

Except as otherwise noted herein, the information in this proxy statement concerning the Company has been taken from or is based upon documents and records on file with the Securities and Exchange Commission and other publicly available information.

YOUR VOTE IS IMPORTANT.

Your vote could determine if the shareholders have an adequate voice in the affairs of this Company.
Let your voice be heard.

Please mark, sign and date the enclosed BLUE proxy card and return it promptly in the enclosed postage-prepaid envelope.

IMPORTANT NOTICE

1. If your shares are held in your own name, please mark, date and mail the enclosed BLUE proxy card to Mr. Javier Ruiz Sancho, Castilla La Mancha 3, 2nd Floor, Palma de Mallorca 07013, Spain, in the postage-paid envelope provided.

2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can vote such shares and only upon receipt of your specific instructions. Contact the person responsible for your account and give instructions for a BLUE proxy card to be signed representing your shares or you may vote by telephone or internet.

3. If you have already submitted a white proxy card to the Company for the Annual Meeting, you may change your vote to a vote FOR the election of the Barr Nominees by marking, signing, dating and returning the enclosed BLUE proxy card for the Annual Meeting, which must be dated after any proxy you may have submitted to the Company. You may also submit your later-dated proxy by using the enclosed BLUE proxy card or if you hold through a bank or broker you may vote by telephone or by Internet. ONLY YOUR LATEST-DATED PROXY FOR THE ANNUAL MEETING WILL COUNT AT THE ANNUAL MEETING.

If you have any questions or require any assistance in executing your proxy, please call Mr. Thomas Barr at +44(0)-7776-146-321, or Mr. Javier Ruiz Sancho at +34-616-588-073.

APPENDIX A

PURCHASE AND SALE OF SECURITIES BY MR. THOMAS BARR

The following table sets forth information with respect to all purchases and sales of the Company common stock by Mr. Thomas Barr in the period from January 1, 2006, through the date of this Proxy Statement. (Except as set forth below, no Barr Participant has purchased or sold securities of the Company since January 1, 2006.)

Date	Number of Shares[1]	Price per Share	Type of Transaction
12/18/2006 [2]	412,038	$0.245	Stock award by the Company
5/22/2007 [3]	137,344	0.902	Stock award by the Company
5/25/2007 [4]	200,000	$0.010	Private purchase

1.
On May 21, 2007, the Board of Directors declared a stock split, distributable May 22, 2007, in the form of a dividend of five additional shares of the Company's Common Stock for each share owned by stockholders of record at the close of business on May 21, 2007. Accordingly, all share and per share data have been restated to reflect the split.

2.	The price per share was determined by the Company.

3.	The price per share was determined by the Company.

4.
The person who sold these shares to Mr. Barr was affiliated with the law firm that represented certain stockholders of the Company, and such seller indicated that she was selling the shares at the agreed price in consideration of Mr. Barr’s continuing to serve as a director of the Company. The Company recorded a compensation expense to Mr. Barr of $178,000 on account of the difference between the purchase price and the fair market value (as determined by the Company) of the common stock on the date of the transaction.

In addition to the transactions reported above, the Company has recorded a compensation expense in Mr. Barr’s favor in the amount of $308,000, on account of transactions effected on May 11, 2007, pursuant to which certain stockholders of the Company, other than Mr. Barr, were required to retire shares of Common Stock of the Company, in connection with the Company’s acquisition of Flex Fuels Energy, Ltd., which is now the Company’s wholly-owned subsidiary. Mr. Barr did not receive any cash in connection with the transaction.

FLEX FUELS ENERGY, INC.
ANNUAL MEETING OF SHAREHOLDERS
DECEMBER 12, 2008

BLUE PROXY CARD	BLUE PROXY CARD

THIS PROXY IS SOLICITED BY
THOMAS BARR, DAVID S. MILLER, JOHN NANGLE and
INTERNATIONAL CAPITAL PARTNERS, SA

VOTE BY MAIL

Mark, date and sign this voting form, and return it in the postage paid envelope.

YOUR PROXY CARD MUST BE DELIVERED TO MR. THOMAS BARR 46 CHOBHAM ROAD, OTTERSHAW KT16 ONN, SURREY, UNITED KINGDOM NO LATER THAN 1700, GREENWICH MEAN TIME, ON DECEMBER 11, 2008, TO BE CERTAIN THAT IT IS INCLUDED IN THE VOTING RESULTS.

The undersigned hereby appoints and constitutes each of Thomas Barr, David s. Miller and John Nangle (acting alone or together), with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Flex Fuels Energy, Inc., a Nevada corporation (“the Company”) to be held on December 12, 2008 at 11:00 A.M. local time, at 30 St Mary Axe, London, United Kingdom EC3A 8EP, and at any adjournments or postponements or continuations thereof (the “Annual Meeting”), hereby revoking any proxies previously given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed below, and in their discretion upon such other matters as may come before the meeting (provided, however, that the persons named above will be permitted to use such discretionary authority only for matters which they do not know, a reasonable time before the solicitation, are to be presented at the meeting).

IF NO DIRECTION IS MADE, THE PERSONS NAMED IN THIS BLUE PROXY CARD WILL VOTE YOUR SHARES FOR THOMAS BARR, DAVID S. MILLER and JOHN NANGLE. IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR RESCHEDULING THEREOF.

This Proxy, when properly executed, will be voted FOR the election of Messrs Barr, Miller and Nangle, or, if any of them is unable to serve, or for good cause will not serve, the proxies named herein are authorized to vote, in their discretion, for substitute nominees in the manner marked herein by the undersigned.

SIGN, DATE AND MAIL YOUR PROXY TODAY
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

THOMAS BARR, DAVID S. MILLER, JOHN NANGLE AND INTERNATIONAL CAPITAL PARTNERS, SA, EACH RECOMMEND A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1.

☑ PLEASE MARK VOTES AS IN THIS EXAMPLE.
SHAREHOLDERS ARE URGED TO DATE, MARK, SIGN, AND RETURN THIS PROXY.
YOUR VOTE IS VERY IMPORTANT TO US.

1.	Election of directors — Nominees:	☐	☐
	(01) Thomas Barr	FOR ALL	WITHHOLD
	(02) David S. Miller	NOMINEES	FROM ALL
	(03) John Nangle		NOMINEES

To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above. Your shares will be voted for the remaining nominee(s).

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

MARK HERE IF AN ADDRESS CHANGE HAS BEEN NOTED ON THE REVERSE SIDE OF THIS CARD	☐
Please be sure to sign and date this Proxy.

SIGNATURE(S) OF SHAREHOLDER(S)	DATE

TITLE, IF ANY

SIGNATURE (IF HELD JOINTLY):

When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, corporate officer or partner, please give full title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.